U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2004

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 27, 2004, American Capital Strategies, Ltd. (the “Company”) entered into a joinder supplement to its existing amended and restated loan funding and servicing agreement by and among ACS Funding Trust I, as the borrower, the Company, as the servicer, Variable Funding Capital Corporation, as a conduit lender, Wachovia Capital Markets, LLC, as the deal agent, and JPMorgan Chase Bank as an institutional lender and as the swingline lender (the “Facility”), whereby Citigroup Global Markets Realty Corp. was added to the Facility as a lender, providing $100 million in additional capacity. In connection therewith, the Company simultaneously entered into a separate amendment to the Facility to modify immaterial terms. As a result of the joinder, the Company’s current maximum availability under the Facility is $700 million.

The Facility is a revolving funding debt facility, secured by loans to the Company’s portfolio companies, which have been contributed to separate affiliated trusts. While the Company has not guaranteed the repayment of the Facility, the Company must repurchase the loans securing the Facility if certain of the representations and warranties made by the Company in connection with the Facility are breached. The Company’s ability to make draws under the Facility expires on August 8, 2005, unless extended prior to such date for an additional 364-day period with the consent of the lenders. If the Facility is not extended, any principal amounts then outstanding will be amortized over a 24-month period through a termination date of August 9, 2007. The Facility contains customary default provisions, as well as the following default provisions: a cross-default on the Company’s debt of $2.5 million or more, a minimum net worth requirement of $500 million plus seventy-five percent (75%) of any new equity and subordinated debt, a default triggered by a change in control and a default arising from the termination or resignation of any two of the following executive officers of the Company: Malon Wilkus, Ira Wagner and John Erickson.

Affiliates of each of Wachovia Capital Markets, LLC, Citigroup Global Markets Realty Corp., and JPMorgan Chase Bank have also performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. In addition, affiliates of Wachovia Capital Markets, LLC, Citigroup Global Markets Realty Corp., or JPMorgan Chase Bank may, from time to time, engage in transactions or perform services for the Company in the ordinary course of their business.

On August 27, 2004, the Company issued a press release announcing that Citigroup Global Realty Corp. had joined the Facility. A copy of the press release is attached hereto as Exhibit 99.0 and is incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Exhibit

99.0	American Capital Strategies, Ltd. August 27, 2004 press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: September 2, 2004	By:	/s/ JOHN R. ERICKSON
John R. Erickson Executive Vice President, Chief Financial Officer and Secretary

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